UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2007 (August 20, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1605
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On August 20, 2007, Behringer Harvard Opportunity OP I, LP, the operating partnership of Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with our advisor, of a contract, effective as of August 15, 2007, to purchase a portfolio of three office buildings located in Houston, Texas (the “Houston Portfolio”) from an unaffiliated seller, CMD Realty Investment Fund IV, L.P.

The Houston Portfolio consists of the following office buildings:

•                  a nine-story office building containing approximately 180,000 rentable square feet, with a six-level attached parking garage, located on approximately 4.2 acres of land (“Northpoint Central”);

•                  a 16-story office building containing approximately 242,000 rentable square feet, with a seven-level attached parking garage, located on approximately 1.5 acres of land (“2603 Augusta”); and

•                  a six-story office building containing approximately 157,000 rentable square feet, with a three-level attached parking garage, located on approximately 4.4 acres of land (“Regency Center”).

The contract price for the Houston Portfolio is approximately $73 million, excluding closing costs.  We made an earnest money deposit of $3 million on August 20, 2007.

The consummation of the purchase of the Houston Portfolio is subject to substantial conditions.  Our decision to consummate the acquisition of these buildings generally will depend upon:

•                  the satisfaction of the conditions to the acquisition contained in the relevant contracts;

•                  no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;

•                  our receipt of sufficient net proceeds from the offering of our common stock to the public and financing proceeds to make this acquisition; and

•                  our receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of the Houston Portfolio.  At the time of this filing, we cannot make any assurances that the closing of this acquisition is probable.

In evaluating these buildings as potential acquisitions and determining the appropriate amount of consideration to be paid for the Houston Portfolio, we have considered a variety of factors, including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rates at the properties are less than or equal to market rates.  We believe that these properties are well located, have acceptable roadway access, are well maintained and have been professionally managed.  These properties will be subject to competition from similar office buildings within each of their market areas, and their economic performance could be affected by changes in local economic conditions. Neither we nor our operating partnership have considered any other factors materially relevant to our decision to acquire these properties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: August 24, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer